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                                                                   Exhibit 10.19

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     Amendment No. 2 dated as of September 1, 1998 to Employment Agreement dated January 1, 1995 and amended December 11, 1997 (as amended, the "Agreement") by and between Benihana Inc. and Michael R. Burris.

     Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to them in the Agreement. The parties agree that the Agreement shall be amended as follows:

     1. The Agreement is amended by revising Section 1 of the Agreement as follows:

              1.1. Subject to the terms and provisions of this Agreement, the Company will continue to employ the Employee for an extended term continuing until October 31, 2001 (the "Employment Period").

     2. The Agreement is amended by adding the following as Section 8:

         8. Change In Control.
            -----------------

              8.1. In the event at any time after the Effective Date, a majority of the Board of Directors is composed of persons who are not "Continuing Directors", as hereinafter defined, and Employee's employment is terminated by the Company other than for one of the reasons set forth in Section 4 hereof, Employee shall not be obligated to seek employment to mitigate his damages, if any, to which he may be entitled for breach of this Agreement.

              8.2 "Continuing Directors" shall mean (i) the directors of the Company at the close of business on September 1, 1998, and (ii) any person who was or is recommended to (A) succeed a Continuing Director or (B) become a director as a result of an increase in the size of the Board, in each case, by a majority of the Continuing Directors then on the Board.

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     Except as modified herein, the Agreement remains in full force and effect in accordance with its terms without revocation or change.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date and year first above written.

                                   BENIHANA INC.


                                   By:  /s/ Joel A. Schwartz
                                      --------------------------------
                                        Joel A. Schwartz, President


                                        /s/ Michael R. Burris
                                      --------------------------------
                                        Michael R. Burris

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